AMENDMENT NO. 3 TO OFFICE LEASE AGREEMENT
THIS AMENDMENT NO. 3 TO OFFICE LEASE AGREEMENT (this “Amendment”) is made as of the 27th day of February, 2015 by and between JAMESTOWN PCM Master Tenant, L.P., a Delaware limited partnership (“Landlord”) and athenahealth, Inc., a Delaware corporation (“Tenant”).
RECITALS:
JAMESTOWN Ponce City Market, L.P., a Delaware limited partnership (“JPCM”) and Tenant entered into that Office Lease Agreement dated March 7, 2013 (the “Original Lease”), as amended by that certain Amendment No. 1 to Office Lease Agreement dated April 23, 2014 (the “First Amendment”), and as amended by Amendment No. 2 to Office Lease Agreement dated August 18, 2014 (the “Second Amendment,” and the Original Lease, as amended, is referred to herein as the “Lease”) for certain premises known as Suite 9000 (the “Demised Premises”) in that certain mixed use commercial project located at 675 Ponce de Leon Avenue, NE, Atlanta, Georgia. JPCM has assigned its interest in the Lease to Landlord.
The parties desire to amend the Lease to revise the timing for delivery of the 20,000 Expansion Space, in accordance with the terms hereof.
NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1.Defined Terms. Any defined term used in this Amendment and not defined herein shall have the definition set forth in the Lease.
2.Delivery Date of 20,000 Expansion Space. The Lease is hereby amended so that:
(a)    the “20,000 Expansion Delivery Date” shall be March 1, 2015; and
(b)    the “20,000 Expansion Commencement Date” shall be the earlier of the date upon which Tenant commences operations in the 20,000 Expansion Space, or July 1, 2015.
3.    Rent. From the 20,000 Expansion Commencement Date through the first day of the 2nd Lease Year, Tenant shall pay to Landlord Base Rent in the amount of $44,954.38 per month. Thereafter, Tenant shall pay to Landlord Base Rent in the amounts set forth in Section 4(e) of the Second Amendment. Tenant’s Proportionate Share shall be increased as of the 20,000 Expansion Commencement Date pursuant to Section 4(d) of the Second Amendment.

4.    Tenant Allowance. Landlord and Tenant hereby confirm that the “Tenant Allowance” for the 20,000 Expansion Space is One Million Four Hundred Sixty-Eight Thousand Five Hundred Nine and 58/100 Dollars ($1,468,509.58), and the FF&E and Rent Cap for the 20,000 Expansion Space shall be ten percent (10%) thereof.

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5.    Ratification. Except as amended hereby, the Lease is ratified and confirmed, and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date written above.
LANDLORD:

JAMESTOWN PCM Master Tenant, L.P., a Delaware limited partnership

By: JT PCM GP, L.P., a Delaware limited
partnership, its general partner

By: JT Ponce City Market GP, LLC, a Georgia limited liability company, its general partner

By: /s/Molly Mackenzie
Name: Molly Mackenzie
Title: Authorized Person

TENANT:
athenahealth, Inc., a Delaware corporation By: /s/Bridger McGaw Name: Bridger McGaw Title: Director, athenaEnvironment

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